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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Seagull Energy Corporation:

         We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3
(Nos. 2-93087, 33-22475, 33-53729, 33-65118 and 33-64051) and in the
Registration Statements on Forms S-8 (Nos. 2-72014, 2-80834, 33-14463, 33-22475,
33-43483, 33-50643, 33-50645, 33-64041 and 2-93087) of Seagull Energy
Corporation, of our report dated August 15, 1996, relating to the consolidated financial statements of Esso Suez Inc., which appears in the Current Report on Form 8-K of Seagull Energy Corporation filed August 28, 1996.


/s/ Price Waterhouse
Price Waterhouse
Cairo, Egypt
August 28, 1996